QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
 December 17, 2008

Facet Biotech Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34154 (Commission File No.)	26-2940575 (I.R.S. Employer Identification No.)

1400 Seaport Boulevard
Redwood City, California 94063
(Address of principal executive offices)

Registrant's telephone number, including area code:
 (650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On December 18, 2008 (the "Distribution Date"), the separation of Facet Biotech Corporation ("Facet" or the "Company") from PDL BioPharma, Inc. ("PDL") was completed through the distribution of all the outstanding shares of common stock of Facet to the stockholders of PDL (the "Spin-Off"). Each PDL stockholder of record as of 5:00 p.m. Eastern Time on December 5, 2008 received on the Distribution Date one share of Facet common stock for every five shares of PDL common stock.

        In connection with the Spin-Off, Facet entered into certain agreements with PDL to effect the Spin-Off, to define the ongoing relationship between Facet and PDL following the Spin-Off, and to allocate responsibility for obligations arising before and after the Spin-Off, including obligations with respect to liabilities relating to Facet's business, certain transition services and taxes.

Separation and Distribution Agreement

        On December 17, 2008, Facet and PDL entered into a Separation and Distribution Agreement which sets forth Facet's agreement with PDL regarding the principal transactions necessary to separate Facet from PDL. The Separation and Distribution Agreement also sets forth other provisions that govern certain aspects of Facet's relationship with PDL after the completion of the Spin-Off. The Separation and Distribution Agreement identifies assets PDL transferred, liabilities Facet assumed and contracts PDL assigned to Facet as part of the Spin-Off, and describes the terms upon which these transfers, assumptions and assignments will occur.

Transition Services Agreement

        On December 18, 2008, Facet and PDL entered into a Transition Services Agreement pursuant to which Facet and PDL will provide each other with a variety of administrative services for a period of up to 36 months following the Spin-Off. The transition services include, but are not limited to, services related to financial, tax and accounting support, other administrative support and information technology support.

Tax Sharing and Indemnification Agreement

        On December 18, 2008, Facet and PDL entered into a Tax Sharing and Indemnification Agreement that generally governs Facet's and PDL's respective rights, responsibilities and obligations after the Spin-Off with respect to taxes. Under the Tax Sharing and Indemnification Agreement, PDL will bear all tax liabilities attributable to PDL for any and all periods or portions thereof ending prior to or on the Distribution Date resulting or arising from the contribution of PDL's biotechnology operations to Facet, the distribution of Facet's shares of common stock and the other separation transactions. As a result, Facet generally expects to be liable only for tax liabilities attributable to, or incurred with respect to, the biotechnology business after the Distribution Date.

        The foregoing descriptions of the Separation and Distribution Agreement, the Transition Services Agreement and Tax Sharing and Indemnification Agreement are qualified in their entirety by reference to the terms and conditions in the agreements attached hereto as Exhibits 10.1 - 10.3 to this Current Report on Form 8-K which are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Exhibit Description
10.1	Separation and Distribution Agreement by and between Facet Biotech Corporation and PDL BioPharma, Inc.
10.2	Transition Services Agreement by and between Facet Biotech Corporation and PDL BioPharma, Inc.
10.3	Tax Sharing and Indemnification Agreement by and between Facet Biotech Corporation and PDL BioPharma, Inc.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2008

Facet Biotech Corporation
By:	/s/ ANDREW GUGGENHIME Andrew Guggenhime Senior Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Separation and Distribution Agreement by and between Facet Biotech Corporation and PDL BioPharma, Inc.
10.2	Transition Services Agreement by and between Facet Biotech Corporation and PDL BioPharma, Inc.
10.3	Tax Sharing and Indemnification Agreement by and between Facet Biotech Corporation and PDL BioPharma, Inc.

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX